Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:   Alanco Investor Relations
            (480) 607-1010
            www.alanco.com


                Alanco/TSI PRISM to Provide RFID Inmate Tracking Systems for Nineteen U.S. Immigration Detention Facilities
           ----------------------------------------------------------
                 World's Largest RFID Tracking System Deployment
                  To Monitor Over 20,000 Immigration Detainees

(Scottsdale, AZ - November 20, 2008) - Alanco Technologies, Inc. (NASDAQ: ALAN), announced today that its TSI PRISM subsidiary has been selected as a subcontractor by Northrop Grumman to provide RFID inmate tracking systems for nineteen (19) federal immigration detention facilities. The Department of Homeland Security awarded Northrop a task order to provide infrastructure and an integrated system that will locate and track detainees, reserve bed space among various facilities, and manage detainee transportation. The task order consists of a one-year, $14 million base period with three one-year options for a total potential value of $44.35 million. Due to contractual requirements, the value of the TSI PRISM award cannot be disclosed at this time. The facilities, housing in excess of 20,000 alien detainees, are operated by the U.S. Immigration and Customs Enforcement-Detention and Removal Operations (ICE-DRO), an agency of the Department of Homeland Security (DHS). As the agency experiences an increase in apprehension rates of illegal aliens, ICE-DRO is increasing detention capacity, incorporating RFID detainee tracking and implementing a systems modernization effort to improve transportation asset usage and bed space management.

The Alanco/TSI PRISM subcontract requires the Company to provide RF designs, system hardware including 22,000 TSI PRISM wrist transmitters, staff training and system integration services for the nineteen DRO facilities. The final scope and potential expansion of the RFID systems to be deployed will be determined in consultation with Northrop Grumman and DRO in the commencement phase of the project scheduled for January 5, 2009.

Greg M. Oester, President of Alanco/TSI PRISM, commented, "The 22,000 detainee, 19 facility size of this project will represent the largest deployment of RFID inmate tracking technology anywhere and is TSI's first opportunity to work in the federal system, which through its several agencies houses more inmates than any other corrections department in the U.S. The national scale of this project will provide high profile exposure of the benefits of RFID tracking technology to the entire corrections industry, particularly due to the ICE-DRO focus on operational efficiency and cost control. We are gratified to be associated with Northrop Grumman in this major ICE-DRO contract win."

Alanco Technologies, Inc. (NASDAQ: ALAN), headquartered in Scottsdale, Arizona, is a rapidly growing provider of wireless tracking and asset management solutions through its StarTrak Systems and Alanco/TSI PRISM subsidiaries. Corporate website: www.alanco.com StarTrak Systems is a leading provider of GPS tracking and wireless asset management services to the transportation industry and the dominant provider of tracking, monitoring and two-way control services to the refrigerated or "Reefer" segment of the transportation marketplace, including refrigerated trailers, trucks, railcars, and containers. StarTrak products increase efficiency and reduce costs of the refrigerated supply chain through the wireless monitoring and control of critical Reefer data, including GPS location, cargo temperatures and Reefer fuel levels. Additional information is available at www.StarTrak.com.

Alanco/TSI PRISM is the leading provider of RFID real-time tracking technologies for the corrections industry. TSI PRISM systems track and record the location and movement of inmates and officers, resulting in enhanced facility safety and security and significant staff productivity improvements. Utilizing proprietary RFID (Radio Frequency Identification) tracking technology, TSI PRISM provides real-time inmate and officer identification, location and tracking both indoors and out. The technology is currently utilized in prisons in Michigan, California, Illinois, Ohio, Missouri, Virginia, Indiana, and Minnesota and is being installed in Sacramento County, Australia, and the Washington, D.C. jail. Additional information is available at www.TSIPRISM.com.

The Company also participates in the data storage industry through its wholly owned subsidiary, Excel Meridian Data, Inc. (EMD), which specializes in providing unique data storage, backup and disaster recovery solutions. EMD Storage product lines include: direct attached storage (DAS), network attached storage (NAS) and storage area network (SAN) solutions for any size business. In addition, EMD features partnerships with: EqualLogic, VMware, Microsoft, DoubleTake and other industry leading hardware and software solution providers. For more information visit: www.emdstorage.com

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES WHICH MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND TO REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.

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